UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 11, 2010
Date of Report (Date of earliest event reported)

FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989
(Address of principal executive offices)	(Zip Code)

(276) 326-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

The Company previously reported in the September 30, 2009, Quarterly Report on Form 10-Q the identification of a $7.0 million retained portion of a $34.3 million loan which was displaying early stages of delinquency. As a result of the failure of a participant bank, the Company re-acquired a portion of the previously participated loan, increasing the Company’s retained portion to a face amount of approximately $15.9 million.  Prior to year-end, the Company successfully negotiated resolution with the borrower which resulted in the loan returning to current status.  The resolution consisted of the sale of the real estate collateral and a substitution of collateral to secure the remaining balance of the loan.  Proceeds from the sale were applied to make a principal curtailment in excess of the scheduled principal curtailment and to make interest payments through December 31, 2009, as well as provide for interest payments through the duration of the loan.  The Company completed a collateral substitution and the loan balance remains secured and in performing status.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date:	January 11, 2010	By:	/s/ David D. Brown
David D. Brown
Chief Financial Officer